PORTFOLIO MANAGEMENT AGREEMENT
For The Fixed Income Opportunity Portfolio
AGREEMENT made this 30th day of April, 2012, between Fort Washington Investment Advisors, Inc., a corporation organized under the laws of [Ohio] ("Portfolio Manager"), and HC Capital Trust, a Delaware statutory
trust ("Trust").
WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the
Investment Company Act of 1940, as amended ("Investment Company Act")
which offers several series of shares
of beneficial interests ("shares") representing interests in separate investment portfolios; and
WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment
management to that portion of the assets of The Fixed Income Opportunity
 Portfolio of the Trust ("Portfolio") that
may, from time to time be allocated to it by, or under the supervision of, the Trust's Board of Trustees, and Portfolio
Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;
NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally
bound hereby, it is agreed between the parties as follows:
1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment
objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement
of the Trust delivered by the Trust to the Portfolio Manager, applicable provisions of the Investment Company Act
and the rules and regulations promulgated under the Investment Company
Act and other applicable federal securities
laws.
2. Duties of Portfolio Manager. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account")
that may, from time to time be allocated to it
by, or under the supervision of, the Trust's Board of Trustees, as indicated in writing by an authorized officer of the
Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and
that the Board of Trustees and/or HC Capital Solutions (a division of
Hirtle Callaghan & Co., LLC), the Trust's
investment adviser, has the right to allocate and reallocate such assets to the Account at any time, and from time to
time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio. The Portfolio Manager's
 responsibility for providing portfolio
management services to the Portfolio shall be limited to the Account.
(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers
through which securities transactions in the Account shall be executed.
The Portfolio Manager shall not consult
with any other portfolio manager of the Portfolio concerning transactions for the Portfolio in securities or other
assets. Specifically, and without limiting the generality of the foregoing,
 Portfolio Manager agrees that it will:
(i) advise the Portfolio's designated custodian bank and administrator or accounting agent on each business day of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on
which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer
and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;
(ii) maintain all applicable books and records with respect to the securities transactions of the Account.
Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price,
commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the
identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the
periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio
 Manager acknowledges and agrees
that all records it maintains for the Trust are the property of the Trust, and Portfolio Manager will surrender
promptly to the Trust any such records upon the Trust's request. The Trust agrees, however, that Portfolio Manager
may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;
(iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the
Trust's registration statement and monitoring
investments made in the Account so that the Trust can ensure compliance with the various limitations on
investments applicable to the Portfolio and so the Trust's investment adviser can ensure that the Portfolio will
continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M
of the Internal Revenue Code of 1986, as amended ("Code"); and
(iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request
of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and
at other times upon reasonable notice, to review the investments and investment program of the Account.
3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers,
Portfolio Manager shall seek to execute securities transactions on behalf of the Account in such a manner that the
total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may,
however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than
may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith
that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the
Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises
investment discretion, and provided further that such practice is subject to review by the Trust's Board of Trustees.
Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an
"affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may,
from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, except as
permitted under the Investment Company Act and rules promulgated thereunder. The Trust shall provide a list of
such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes
in such list.
4. Expenses and Compensation. Except for expenses specifically assumed or agreed to be paid by the
Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Portfolio
or the Trust, including, without limitation: (i) interest and taxes; (ii) brokerage commissions and other costs in
connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio; and
(iii) custodian fees and expenses. For its services under this
 Agreement, Portfolio Manager shall be entitled to
receive a fee, which fee shall be payable monthly in arrears within
 30 days after each month end. For so long as the
average daily net assets of the Account are greater than $200 million, the fee shall be at the annual rate of 0.20% of
the average daily net assets of the Account. If the average daily net assets of the Account are reduced to $200
million or less due to withdrawals or redemptions, beginning with the first calendar quarter following the date on
which such withdrawal or redemption reduced such average daily net assets of the Account to $200 million or less,
the fee shall be calculated based on average daily net assets of the Account at the following annual rates.
0.40% on assets up to $25 million;
0.375% on assets from $25 million to $50 million;
0.3375 on assets from $50 million to $100 million;
0.25% on assets from $100 million to $200 million; and
0.20% on assets in excess of$200 million.
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5. Limitation of Liability and Indemnification. (a) Portfolio
Manager shall not be liable for any error of
judgment or mistake of law or for any loss suffered by the
Portfolio or the Trust in connection with the matters to
which this Agreement relates including, without limitation,
losses that may be sustained in connection with the
purchase, holding, redemption or sale of any security or other investment by the Portfolio, except a loss to the
Account resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the
performance of its duties or from reckless disregard by it of its duties under this Agreement.
(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon: (i) the
Portfolio Manager's current Form ADV; and (ii) information
provided, in writing, by Portfolio Manager to the Trust
in accordance with Section 9 of this Agreement or otherwise to the extent such information was provided by
Portfolio Manager for the purpose of inclusion in SEC Filings, as hereinafter defined, provided that a copy of each
SEC Filing is provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become
effective, in the case of a registration statement; (ii) at
least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi-annual-report on
Form N-SAR or any shareholder report or proxy
statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing. For purposes of
this Section 5, "SEC Filings" means the Trust's registration statement and amendments thereto and any periodic
reports relating to the Trust and its Portfolios that are
required by law to be furnished to shareholders of the Trust and/or filed with the SEC.
(c) Portfolio Manager agrees to indemnify and hold harmless the
 Trust and each of its Trustees, officers, employees
and control persons from any claims, liabilities and reasonable expenses, including reasonable attorneys' fees
(collectively, "Losses"), to the extent that such Losses arise out of any untrue statement of a material fact contained
in an SEC Filing or the omission to state therein a material fact necessary to make the statements therein, in light of
the circumstances under which they are made, not materially
misleading, if such statement or omission was made in
reliance upon the Portfolio Manager's current Form ADV or
written information furnished by the Portfolio Manager
for the purpose of inclusion in such SEC Filings or other
appropriate SEC Filings; provided that a copy of each SEC
Filing was provided to Portfolio Manager: (i) at least 10
business days prior to the date on which it will become
effective, in the case of a registration statement; (ii) at
least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi-annual-report
 on Form N-SAR or any shareholder report or proxy
statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing.
(d) In the event that a legal proceeding is commenced against the Trust on the basis of claims for which the Portfolio
Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above,
Portfolio Manager will, at its expense, provide such assistance as the Trust may reasonably request in preparing the
defense of the such claims (including by way of example making
 Portfolio Manager's personnel available for
interview by counsel for the Trust, but specifically not
inducing retention or payment of counsel to defend such
claims on behalf of the Trust, provided that counsel reasonably acceptable to Portfolio Manager is retained by the
Trust); provided that the Portfolio Manager will not be
required to pay any Losses of the Trust except to the extent it may be required to do so under Section 5(c) above.
(e) The indemnification obligations set forth in Section 5 (c)
shall not apply unless: (i) the statement or omission in
question accurately reflects information provided to the Trust in writing by the Portfolio Manager; (ii) the statement
or omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by the
Portfolio Manager specifically for use in such SEC Filing;
(iii) the Portfolio Manager was afforded the opportunity
to review the statement (or the omission was identified to it)
 in connection with the 10 business day review
requirement set forth in Section 5(b) above; and (iv) upon
 receipt by the Trust of any notice of the commencement
of any action or the assertion of any claim to which the
indemnification obligations set forth in Section 5(c) may
apply, the Trust notifies the Portfolio Manager, within 30
 days and in writing, of such receipt and provides to
Portfolio Manager the opportunity to participate in the
defense and/or settlement of any such action or claim.
Further, Portfolio Manager will not be required to
indemnify any person under this Section 5 to the extent that
Portfolio Manager relied upon statements or information
 furnished to the Portfolio Manager, in writing, by any
officer, employee or Trustee of the Trust, or by the
Trust's custodian, administrator or accounting agent or any
other
agent of the Trust, in preparing written information
provided to the Trust and upon which the Trust relied in
preparing the SEC Filing(s) in question.
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(f) The Portfolio Manager shall not be liable for: (i)
 any acts of any other portfolio manager to the Portfolio
 or the
Trust with respect to the portion of the assets of the
Portfolio
 or the Trust not managed by the Portfolio Manager;
and (ii) acts of the Portfolio Manager which result from
 acts of
 the Trust, including, but not limited to, a failure of
the Trust to provide accurate and current information
with respect
 to the investment objectives, policies, or
restrictions applicable to the Portfolio, actions of
the Trustees,
 or any records maintained by Trust or any other
portfolio manager to the Portfolio. The Trust agrees
 that, to the
 extent the Portfolio Manager complies with the
investment objectives, policies, and restrictions
applicable to
the Portfolio as provided to the Portfolio Manager by
the Trust, and with laws, rules, and regulations
applicable to
 the Portfolio (including, without limitation, any
requirement to manage the Portfolio in a manner
designed to comply
 with Subchapter M of the Code) in the
management of the assets of the Portfolio
specifically committed
to management by the Portfolio Manager, without
regard to any other assets or investments
of the Portfolio,
Portfolio Manager will be conclusively
presumed for all
purposes to have met its obligations under
this Agreement to act
 in accordance with the investment objectives,
polices, and restrictions applicable to the
Portfolio and with
laws, rules, and regulations applicable to the
Portfolio, it
being the intention that for this purpose the
assets committed
to management by the Portfolio Manager shall
 be
considered a separate and discrete investment
 portfolio from
any other assets of the Portfolio; without
limiting the
generality of the foregoing, the Portfolio
Manager will have
no obligation to inquire into, or to take
 into account,
any other investments of the Portfolio in
making investment
decisions under this Agreement. In no event
shall the
Portfolio Manager or any officer, director,
employee, or agent
 or the Portfolio Manager have any liability
 arising
from the conduct of the Trust and any other
 portfolio manager
 with respect to the portion of the Portfolio's
 assets not
allocated to the Portfolio Manager.
6. Permissible Interest. Subject to and in
accordance with the
 Trust's Declaration of Trust and Bylaws and
corresponding governing documents of Portfolio
 Manager,
Trustees, officers, agents and shareholders
of the Trust
may have an interest in the Portfolio Manager
 as officers,
directors, agents and/or shareholders or
otherwise.
Portfolio Manager may have similar interests
in the Trust.
The effect of any such interrelationships shall be
governed by said governing documents and
the provisions of
the Investment Company Act.
7. Duration, Termination and Amendments.
This Agreement
shall become effective as of the date first
written above and shall continue in effect
thereafter for
two years. This Agreement shall continue in
 effect from
year to year thereafter for so long as its
continuance is
specifically approved, at least annually,
by: (i) a majority of
the Board of Trustees or the vote of the
holders of a
majority of the Portfolio's outstanding
 voting securities; and (ii)
the affirmative vote, cast in person at a
meeting called for
 the purpose of voting on such continuance,
of a majority
of those members of the Board of Trustees
("Independent Trustees")
 who are not "interested persons" of the
Trust or
any investment adviser to the Trust.
This Agreement may be terminated by the
Trust or by Portfolio
Manager at any time and without penalty
upon sixty
days written notice to the other party,
which notice may be
waived by the party entitled to it. This
Agreement may
not be amended except by an instrument in
writing and signed
by the party to be bound thereby provided
that if the
Investment Company Act requires that such
amendment be approved
 by the vote of the Board, the Independent
Trustees and/or the holders of the Trust's
or the Portfolio's
outstanding shareholders, such approval must
be obtained
before any such amendment may become effective.
 This Agreement
 shall terminate upon its assignment. For
purposes of this Agreement, the terms "majority
 of the outstanding
 voting securities," "assignment" and "interested
person" shall have the meanings set forth in the
Investment
Company Act.
8. Confidentiality; Use of Name. Portfolio
Manager and the
Trust acknowledge and agree that during the
term of this Agreement the parties may have
access to certain
information that is proprietary to the Trust
or Portfolio
Manager, respectively (or to their affiliates
and/or service
providers). The parties agree that their
respective officers
and employees shall treat all such proprietary
 information as
 confidential and will not use or disclose
information
contained in, or derived from such material
for any purpose
other than in connection with the carrying
out of their
responsibilities under this Agreement and
the management of
the Trust's assets, provided, however, that
 this shall
not apply in the case of: (i) information
that is publicly

 available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over
Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available.
In addition, each party shall use its reasonable
 efforts to
ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.
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It is acknowledged and agreed that the names
 "Hirtle Callaghan,"
 "Hirtle Callaghan Chief Investment Officers"
(which is a registered trademark of Hirtle
Callaghan & Co., LLC
 ("HCC")), "HC Capital" and any derivative of any of them, as well as any logo that is now or shall later become associated with such names ("Marks") are valuable property ofHCC and that the use of the Marks, or anyone of them, by the Trust or its agents is subject to the license granted to the Trust by HCC. Portfolio Manager agrees that, other than for the purpose of complying with regulatory requirements, it will not use any Mark without the prior written consent of the Trust. Portfolio
Manager
consents to use of its name, performance data, biographical data and other pertinent data, and the Fort
Washington
Marks (as defined below), by the Trust for use
 in marketing
and sales literature, provided that any such
 marketing
and sales literature shall not be used by the
 Trust without
the prior written consent of Portfolio Manager,
 which
consent shall not be unreasonably withheld.
The Trust shall
have full responsibility for the compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no
responsibility or liability therefor.
It is acknowledged and agreed that the name
"Fort Washington
 Investment Advisors, Inc." and any portion or derivative thereof, as well as any logo that is now or shall later become associated with the name
("Fort Washington
Marks"), are valuable property of the Portfolio
 Manager and
that the use of the Fort Washington Marks by the Trust or its agents is permitted only so long as this Agreement is in place.
The provisions of this Section 8 shall
survive termination
of this Agreement.
9. Representation, Warranties and Agreements of Portfolio
Manager. Portfolio Manager represents and warrants that:
(a) It is registered as an investment adviser under the Investment
 Advisers Act of 1940, as amended ("Investment
Advisers Act"), it will maintain such registration in full force and effect and will, consistent with its obligations under Regulation FD, promptly report to the Trust the existence of any litigation or proceeding that, in the event of
an adverse outcome, cause the Portfolio Manager
 to become
ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment
 Company Act.
(b) Portfolio Manager understands that the Trust is subject
to various regulations under the Investment
Company
Act which require that the Board review and approve various procedures adopted by portfolio managers and may also require disclosure regarding the Board's consideration of these matters in various documents required to be
filed with the SEC. Portfolio Manager represents that it will, upon reasonable request of the Trust, provide to the
Trust information regarding all such matters including, but not limited to, codes of ethics required by Rule l7j-l under the Investment Company Act and compliance procedures
required by Rule 206(4)-7 under the Investment
Advisers Act, as well as certifications that, as contemplated under Rule 38a-l under the Investment Company Act,
Portfolio Manager has implemented a compliance program that is reasonably designed to prevent violations of the federal securities laws by the Portfolio Manager with respect
 to those services provided pursuant to this Agreement.
Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the SEC or other regulatory agencies, from time to time, request additional information regarding the personal securities
trading of its directors, partners, officers and
 employees
and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make reasonable
efforts to respond to the Trust's reasonable requests
 in this
area.
(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning
Portfolio Manager and its stockholders, employees
 and
affiliates that the Trust may reasonably require in
 connection
with the preparation of its registration statements,
 proxy
materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or
Federal agencies and/or provided to shareholders
 of the
Trust.
10. Status of Portfolio Manager. The Trust and
Portfolio
Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an
independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the
Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio
 Manager
 or
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its affiliates to perfonn investment management or
other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the perfonnance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.
11. Counterparts and Notice. This Agreement may be executed
 in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:
If to the Trust:
If to Portfolio Manager:
Robert J. Zion, Vice President
HC Capital Trust
Five Tower Bridge, 300 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment
Advisers
Act.
The Trust acknowledges receipt of Part II of Portfolio
 Manager's Fonn ADV, copies of which have been provided to the Trust's Board of Trustees.
Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

Fort Washington Investment Advisors, Inc.

HC CAPITAL TRUST